UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida		33178
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 23, 2015, we issued a press release reporting our financial results for the three and six months ended June 30, 2015 (the Press Release). We also hosted a conference call and webcast on July 23, 2015 during which we made a presentation on our financial results for the three and six months ended June 30, 2015 (the Presentation). The Press Release and the Presentation are available on our website at http://investors.ryder.com.

The Press Release and Presentation include information regarding the following non-GAAP financial measures as defined by SEC regulations:

Comparable earnings measures. We use comparable earnings from continuing operations, comparable earnings per share from continuing operations, comparable earnings before income tax and comparable tax rate, for both the second quarter and year to date 2015 and 2014, and comparable earnings per share from continuing operations forecast for both third quarter and full year 2015. These "comparable" measures exclude the following items from our GAAP earnings from continuing operations, earnings per share from continuing operations, earnings before income tax, tax rate and earnings per share from continuing operations forecast: (1) 2015 professional fees, (2) a 2015 benefit from tax law changes and (3) a 2014 benefit from a tax law change. We exclude these items because they are unrelated to our ongoing business operations. Additionally, we exclude non-operating pension costs from our GAAP earnings measures because these costs are primarily impacted by financial market performance and are outside of the operational performance of the business. We believe that these non-GAAP financial measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Operating revenue. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity. Commencing in 2015, in addition to excluding Fleet Management Solutions (FMS) fuel services revenue and subcontracted transportation from total revenue to arrive at our operating revenue calculation, we also exclude Dedicated Transportation Solutions (DTS) and Supply Chain Solutions (SCS) fuel costs. DTS and SCS fuel, similar to FMS fuel services revenue, is an ancillary service that we provide our customers and is impacted by fluctuations in market fuel prices. Therefore, these items are excluded from operating revenue as the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time as customer pricing for fuel services is established based on trailing market fuel costs. We also exclude subcontracted transportation from the calculation of operating revenue as this service is also typically a pass-through to our customers and therefore fluctuations result in minimal changes to our profitability.

Operating revenue growth excluding foreign exchange. Ryder's period-over-period operating revenue growth excluding foreign exchange excludes the effects of changes in foreign currency exchange rates. Due to the variability of foreign exchange rates from period to period, we use operating revenue growth excluding foreign exchange to evaluate period-over-period operating performance. Operating revenue growth excluding foreign exchange is calculated by dividing the results for the current and prior year periods by the exchange rates in effect on June 30, 2014, which was the last day of the prior year period, rather than the actual exchange rates in effect as of June 30, 2015.

Additional information regarding non-GAAP financial measures can be found in the Press Release, the Presentation and our reports filed with the SEC.

The information in this Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.

Item 9.01(d) Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated July 23, 2015, relating to Ryder System, Inc.’s financial results for the three and six months ended June 30, 2015.
Exhibit 99.2	Presentation prepared for a conference call and webcast held on July 23, 2015, relating to Ryder System, Inc.’s financial results for the three and six months ended June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Art A. Garcia
Art A. Garcia, Executive Vice President
and Chief Financial Officer